                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  FORM 8-K/A

                                CURRENT REPORT

                                Amendment No. 1

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported)           July 18, 2000
                                                 -------------------------------


                               INTERWOVEN, INC.
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


         Delaware                     000-27389                  77-0523543
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)


1195 West Fremont Avenue, Suite 2000
Sunnyvale, California                                              94087
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code         (408) 774-2000
                                                   -----------------------------

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ITEM 2:  Acquisition or Disposition of Assets

     On August 2, 2000, Interwoven, Inc. ("Interwoven") filed a Form 8-K to report its acquisition of Neonyoyo, Inc. ("Neonyoyo"). Pursuant to Item 7 of Form 8-K, Interwoven indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 to Form 8-K is filed to provide the required financial information.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired.
         -----------------------------------------

     The financial statements of Neonyoyo required by paragraph (a)(4) of Item 7 of Form 8-K are included herein as exhibit 99.02.

     (b) Pro Forma Financial Information.
         -------------------------------

     The pro forma financial statements required by paragraphs (b)(2) and (a)(4) of Item 7 of Form 8-K are included herein.

     Unaudited pro forma combined condensed balance sheet as of June 30, 2000 Unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2000
     Notes to unaudited pro forma combined condensed financial statements

     The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the financial position or results of operations that actually would have been realized had Interwoven and Neonyoyo been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Interwoven, included in its Form 10-K and Form 10-Q, filed with the Securities and Exchange Commission on March 30, 2000 and August 10, 2000, respectively, and Neonyoyo, included elsewhere in this Form 8-K/A.

     The following unaudited pro forma combined condensed financial statements give effect to the merger between Interwoven and Neonyoyo using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical unaudited consolidated financial statements and related notes of Interwoven and Neonyoyo. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired. In addition, management is continuing to assess its integration plans, which may result in additional costs.

     The pro forma combined condensed balance sheet and statement of operations assume the merger took place as of January 1, 2000 and combine Interwoven's unaudited consolidated balance sheet as of June 30, 2000 with Neonyoyo's unaudited balance sheet as of June 30, 2000 and Interwoven's statement of operations for the six months ended June 30, 2000 with Neonyoyo's unaudited statement of operations for the six months ended June 30, 2000, respectively. A pro forma combined balance sheet as of December 31, 1999 assuming the merger took place as of January 1, 1999 and a pro forma combined condensed statement of operations for the twelve months ended December 31, 1999 assuming the merger took place as of January 1, 1999 are not presented as operating activities of Neonyoyo during 1999 consisted of less than $10,000 in expenses and no revenues. The operating results for the period December 17, 1999 (inception) through December 31, 1999 have been included in the June 30, 2000 financial statements to facilitate presentation.

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                               INTERWOVEN, INC.
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                (In thousands)

                                                                     June 30, 2000
                                               --------------------------------------------------------
                                                      Historical                   Pro forma
                                               -----------------------   ------------------------------
                                               Interwoven    Neonyoyo       Adjustments       Combined
                                               ----------   ----------   -----------------   ----------
                                                     (unaudited)                   (unaudited)
                Assets

Current assets:
  Cash and cash equivalents.................   $   47,393   $    1,619   $   (10,247) (a)    $   38,765
  Short-term investments....................      119,300                                       119,300
  Accounts receivable, net of allowance for
    doubtful accounts.......................       23,723                                        23,723
  Prepaid expenses..........................        2,319                     (1,613) (a)           706
  Other current assets......................          872                                           872
                                               ----------   ----------   -----------         ----------
       Total current assets.................      193,607        1,619       (11,860)           183,366
Investments.................................       58,297                                        58,297
Property and equipment, net.................        6,191          110                            6,301
Intangible assets, net......................          313                     72,301  (a)        72,614
Restricted cash.............................          605                                           605
Other assets................................          149           41         1,092  (a)         1,282
                                               ----------   ----------   -----------         ----------
                                               $  259,162   $    1,770   $    61,533         $  322,465
                                               ==========   ==========   ===========         ==========

    Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable..........................   $    2,129   $       50   $                   $    2,179
  Accrued liabilities.......................       13,369           75           379  (a)        13,823
  Deferred revenue..........................       16,117                                        16,117
                                               ----------   ----------   -----------         ----------
       Total current liabilities............       31,615          125           379             32,119

Stockholders' Equity:
  Preferred stock...........................          --             -             -                  -
  Common Stock..............................           24            -             1  (a)            25
  Additional paid-in capital................      261,341        2,254        81,747  (a)       345,342
  Notes receivable from stockholders........         (105)         --                              (105)
  Deferred stock-based compensation.........       (3,282)         --         (3,691) (a)        (6,973)
  Accumulated deficit.......................      (30,431)        (609)      (16,903) (a)       (47,943)
                                               ----------   ----------   -----------         ----------
       Total stockholders' equity...........      227,547        1,645        61,154            290,346
                                               ----------   ----------   -----------         ----------
                                               $  259,162   $    1,770   $    61,533         $  322,465
                                               ==========   ==========   ===========         ==========

   See notes to unaudited pro forma combined condensed financial statements.

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                               INTERWOVEN, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   (In thousands, except per share amounts)

                                                                     Six Months Ended June 30, 2000
                                                        --------------------------------------------------------
                                                               Historical                   Pro forma
                                                        -----------------------   ------------------------------
                                                        Interwoven    Neonyoyo       Adjustments       Combined
                                                        ----------   ----------   -----------------   ----------
                                                              (unaudited)                   (unaudited)
Revenues:
  License............................................   $   24,809          --                        $   24,809
  Services...........................................       13,312          --                            13,312
                                                        ----------   ----------   ------------        ----------
       Total revenues................................       38,121          --                            38,121

Cost of revenues:
  License............................................          267          --                               267
  Services...........................................       12,562          --                            12,562
                                                        ----------   ----------   ------------        ----------
       Total cost of revenues........................       12,829          --                            12,829

Gross profit.........................................       25,292          --                            25,292

Operating expenses:
  Research and development...........................        5,396          282                            5,678
  Sales and marketing................................       23,918                                        23,918
  General and administrative.........................        4,768          347                            5,115
  Amortization of deferred stock-based compensation..        1,450                       1,739  (b)        3,189
  Amortization of acquired intangible assets.........          103          --          14,866  (c)       14,969
                                                        ----------   ----------   ------------        ----------
       Total operating expenses......................       35,635          629         16,605            52,869

Loss from operations.................................      (10,343)        (629)       (16,605)          (27,577)

Interest income and other income (expense), net......        5,875           20           (298) (d)        5,597
                                                        ----------   ----------   ------------        ----------
Net loss.............................................       (4,468)        (609)       (16,903)          (21,980)
                                                        ==========   ==========   ============        ==========
Basic and diluted net loss per share.................       ($0.10)                                       ($0.49)
                                                        ==========                                    ==========
Shares used in computing basic and diluted net loss
  per share..........................................       44,215                       1,100  (e)       45,315
                                                        ==========                ============        ==========

   See notes to unaudited pro forma combined condensed financial statements.

                                       4
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                               INTERWOVEN, INC.
     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


     On July 18, 2000, Interwoven acquired all of the outstanding capital stock of Neonyoyo in exchange for approximately $9.9 million in cash and 1.1 million shares of Interwoven common stock. In addition, Interwoven assumed options to purchase a total of 33,862 shares of Interwoven common stock in exchange for all issued and outstanding Neonyoyo options and agreed to pay Interwoven common stock and cash upon the exercise of such assumed options.

     Under purchase accounting, the total purchase price was allocated to Neonyoyo's assets and liabilities based on their relative fair values with any excess purchase price being allocated to intangibles and goodwill. The fair value of Neonyoyo's assets and liabilities were estimated by examining expected future cash flows. The fair value of intangibles and goodwill related to the acquisition were estimated by examining replacement cost and present value of discounted cash flows. The Company may revise estimates and accordingly adjust the components of purchase price up to twelve months subsequent to the acquisition date.

     The amounts and components of the purchase price along with the allocation of the purchase price to assets acquired were as follows (in thousands):

     Cash.........................................................  $  9,949
     Common stock.................................................    76,311
     Incremental fair value of Neonyoyo stock options assumed ....         6
     Assumed liabilities..........................................        25
     Transaction costs............................................     1,967
                                                                    --------
         Total purchase price.....................................  $ 88,258
                                                                    ========
     Book value of net tangible assets of Neonyoyo................  $  1,091
     Acquired workforce...........................................       582
     Covenants not to compete.....................................     6,929
     Writeoff of In-process Research and Development .............     1,724
     Goodwill.....................................................    77,932
                                                                    --------
         Net assets acquired......................................  $ 88,258
                                                                    ========

     As the Company recorded approximately $85.4 million in intangible assets related to the acquisition, amortization charges of these intangibles is expected to be $5.0 million and $7.4 million in the third quarter and the fourth quarter of 2000, respectively.

     As the Company recorded deferred compensation liabilities of $2.3 million and $3.1 million related to the assumption of Neonyoyo options and the exchange of Interwoven shares for Neonyoyo shares, respectively, amortization expenses related to these items is expected to be $0.9 million in the third quarter of 2000 and $0.8 million in the fourth quarter of 2000.

     The unaudited pro forma combined condensed balance sheet and statement of operations give effect to the merger as if it had occurred at the beginning of the period presented.

     The following adjustments have been reflected in the unaudited pro forma combined condensed balance sheet and statement of operations:

     (a) To record cash paid, common stock and options issued to common and preferred stockholders of Neonyoyo, and record applicable purchase accounting entries.

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                              INTERWOVEN, INC.
    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     (b) To reflect the year to date adjustment related to amortization of deferred stock based compensation.

     (c) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the Neonyoyo purchase price. The pro forma adjustment assumes goodwill and other intangible assets will be amortized on a straight-line basis over the following estimated lives:

     Acquired workforce................................................. 2 years
     Covenants not to compete........................................... 2 years
     Goodwill........................................................... 3 years

     (d) To eliminate interest income earned by Interwoven on cash paid at the date of the merger assuming a 6% interest rate which approximates the Company's actual weighted average rate of return during the periods presented.

     (e) To reflect the shares issued as consideration for the merger based on the calculated exchange price of $69.09 per share.

(c)  Exhibits.

2.01* Agreement and Plan of Merger by and among the Registrant, Neonyoyo, Inc. and Agnes Pak, dated July 10, 2000.

23.01   Consent of PriceWaterhouseCoopers LLP, Independent Accountants.

99.01*  Press Release dated July 11, 2000.

99.02   Financial statements of Neonyoyo, Inc.
__________
*Previously filed

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 26, 2000

                                   INTERWOVEN, INC.

                                   By:    /s/ David M. Allen
                                          ------------------------------
                                          David M. Allen
                                          Senior Vice President, Chief Financial
                                          Officer and Secretary

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